Exhibit 10.3

MODIFICATION TO
PROMISSORY NOTE
(Line of Credit Note)
AND LOAN AGREEMENT

Original Principal Amount: $7,000,000.00	Date of Note: _______, 2009 Date of Modification: ___________
This Modification to Promissory Note (Line of Credit Note) and Loan Agreement (this “Modification”) serves to amend and modify that certain Promissory Note (Line of Credit Note) dated July __, 2009 in the principal sum of Seven Million and 00/100 Dollars ($7,000,000.00), [if note has been previously amended, insert the following with respect to each such previous amendment: as modified by that certain Modification Agreement dated___________ (the “First [or “Second,” etc.] Modification”), pursuant to which the face amount of the Note was increased to ______________ ($____________)] (the “Note”) and that certain Loan Agreement dated July __, 2009 [if previously modified, recite, e.g., “as modified by the First Modification, the Second Modification, etc. as applicable] (the “Loan Agreement”), each executed by Premier Power Renewable Energy, Inc., a Delaware corporation ("Borrower") in favor of Umpqua Bank, an Oregon corporation ("Bank").

NOW THEREFORE, in consideration for the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

1.           Modification of Loan Agreement.  The Loan Agreement is hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any presently existing and conflicting provisions thereof:

INCREASE MAXIMUM LINE AMOUNT:  The Maximum Line Amount is hereby increased to ________________________ ($___________).

2.           Modification of Note.  The Note is hereby supplemented, amended and modified to incorporate the following, which shall supersede and prevail over any presently existing and conflicting provisions thereof.

INCREASE NOTE AMOUNT: The face amount of the Note is hereby increased to ____________________ ($______________).

3.           Reaffirmation of Obligations.  Borrower hereby expressly acknowledges and reaffirms the existence, validity and enforceability of Borrower’s obligations under the Note, as modified by this Modification (the “Modified Note”), the Loan Agreement, as modified by this Modification (the “Modified Loan Agreement”), the Security Agreement dated July __, 2009 the (“Security Agreement”), and each of the Loan Documents (as defined in the Loan Agreement).  Except as specifically modified by this agreement, the Note, the Loan Agreement, the Security Agreement and each of the Loan Documents shall remain unmodified and in full force and effect.

Modification to Promissory Note (Line of Credit Note)

4.           Attorneys' Fees.  In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Modification, or any other Loan Document, the losing party shall pay all costs, charges and expenses (including reasonable attorneys' fees, expert witness fees and consultant fees, and all expenses related thereto) incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment. Borrower agrees to pay upon demand all of Bank’s costs and expenses, including attorneys' fees and Bank's legal expenses, including expert witness and consultant fees, incurred in connection with the enforcement of the Note.  Bank may pay someone else to help enforce the Loan Documents, and Borrower shall pay the costs and expenses of such enforcement.  Costs and expenses include Bank's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also shall pay all court costs and such additional fees as may be directed by the court.  Borrower will pay to Bank all such costs and expenses referenced to in this paragraph on demand, together with interest thereon from the date of the demand at the Default Rate until paid.

5.           Governing Law.  Borrower and Bank agree that this Modification shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any conflicts of law rules of such state.

6.           Joint and Several Liability.  The liability under this Modification, the Modified Note and the Modified Loan Agreement, of each of the individuals comprising Borrower, shall be joint and several.  Without in any way limiting the foregoing, a separate action or actions may be brought and prosecuted against one of such individuals, whether or not an action or actions also is brought against the other such individual and whether or not the other such individual is joined in the initial action or actions.

7.           Severability.  Every provision of this Modification is intended to be severable.  In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

8.           Modifications.  This Modification and each provision contained herein may be waived, terminated, amended, modified or supplemented only by means of an instrument in writing signed by Bank and Borrower.

9.           No Waiver; Remedies.  No failure on the part of Bank to exercise and no delay in exercising any right or remedy will operate as a waiver; nor will Bank be estopped to exercise any right or remedy at any future time because of any failure or delay; nor will any single or partial exercise of any right or remedy preclude any other or further exercise or the exercise of any other right or remedy. The remedies provided are cumulative and not exclusive of any remedies provided by law.

10.         Entire Agreement. This Modification and the Loan Documents contain or expressly incorporate by reference the entire agreement between Bank and Borrower with respect to the covered matters and supersede all prior negotiations.

Signatures appear on following page

Modification to Promissory Note (Line of Credit Note)

In witness whereof, the undersigned have caused this Modification to Promissory Note (Line of Credit Note) and Loan Agreement to be executed effective as of _________________ [date].

BORROWER:	PREMIER POWER RENEWABLE ENERGY, INC.,
a Delaware corporation

By:
Dean Marks
President and Chief Executive Officer

BANK:	UMPQUA BANK, an Oregon corporation

By:
George Diesch
Vice President

Modification to Promissory Note (Line of Credit Note)